Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018

DUKE ROBOTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

DUKE ROBOTICS, INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Duke Robotics, Inc and its subsidiary (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2018, the Company has incurred accumulated deficit of $2,652 thousands and negative operating cash flows. These factor among others, as discussed in Note 1B to the consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Halperin Ilanit
Halperin Ilanit
Certified Public Accountants (Isr.)

Tel Aviv, Israel

December 26, 2019

We have served as the Company’s auditor since 2019

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il

Duke Robotics, Inc. and its Subsidiary

Consolidated Balance Sheets

USD in thousands

	As of December 31,
	2018	2017

ASSETS

Current assets
Cash and cash equivalents	190	273
Accounts receivable	-	20
Other current assets (Note 3)	120	34

Total current assets	310	327

Property and Equipment, net	19	21

TOTAL ASSETS	329	348

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Current maturities of long term bank loans (Note 4)	34	67
Accounts payable	49	13
Other accounts liabilities	23	49
Stockholders loans (Note 5)	954	926
Convertible loans (Note 6)	425	-

Total current liabilities	1,485	1,055

Long term liabilities
Long term loan from bank (Note 4)	32	87
Total long term liabilities	32	87

TOTAL LIABILITIES	1,517	1,142

Stockholders’ deficiency (Note 8)
Common stock of $0.0001 par value	2	2
Additional paid in capital	1,462	683
Accumulated deficit	(2,652)	(1,479)
Total stockholders’ deficiency	(1,188)	(794)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	329	348

/s/ Yariv Alroy	/s/ Sagiv Aharon
Yariv Alroy Chairman of the Board	Sagiv Aharon Chief Executive Officer

Date of approval of the financial statements: December 26, 2019.

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

USD in thousands, except share and per share data

	For the year ended December 31,
	2018	2017

Revenues	450	195
Cost of revenues	(330)	(162)
Gross profit	120	33

Research and development expenses	(133)	(207)
General and administrative	(1,120)	(689)
Total operating expenses	(1,253)	(896)

Operating loss	(1,133)	(863)

Financial expenses, net	(40)	(61)

Loss for the year	(1,173)	(924)

Loss per share:
Basic and diluted net loss per share	(0.06)	(0.05)

Weighted average number of common stock:
Basic and diluted	20,163,747	20,075,030

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Statements of Changes in Stockholders’ Deficiency

USD in thousands, except share data

	Common Stock		Additional paid in capital	Accumulated deficit	Total capital deficiency
	Number	Amount

BALANCE AS OF DECEMBER 31, 2016	20,004,167	2	9	(555)	(544)

CHANGES DURING 2017:
Issuance of common stock	138,421	*	171	-	171
Share based compensation	12,500	*	26	-	26
Stock based compensation	-	-	477	-	477
Loss for the year	-	-	-	(924)	(924)

BALANCE AS OF DECEMBER 31, 2017	20,155,088	2	683	(1,479)	(794)

CHANGES DURING 2018:
Issuance of common stock	10,212	*	31	-	31
Stock based compensation	-	-	748	-	748
Loss for the year	-	-	-	(1,173)	(1,173)

BALANCE AS OF DECEMBER 31, 2018	20,165,300	2	1,462	(2,652)	(1,188)

* Less than 1 USD (in thousands)

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Consolidated Statements of Cash Flows

USD in thousands

	For the year ended December 31,	For the year ended December 31,
	2018	2017

Net cash used in operating activities
Loss for the year	(1,173)	(924)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	5	6
Finance expenses	53	31
Stock based compensation	748	477
Decrease in accounts receivables	20	96
Increase in other current assets	(86)	(3)
Increase (decrease) in accounts payable	36	(24)
Increase (decrease) in other accounts liabilities	(26)	1
	750	584

Net cash used in operating activities	(423)	(340)

Cash flows from investing activities
Loan to related parties	-	(20)
Purchase of fixed assets	(3)	(2)

Net cash used in investing activities	(3)	(22)

Cash flows from financing activities:
Issuance of convertible loan	400	-
Repayment of bank loans	(88)	(56)
Receipt of stockholders loans, net	-	407
Issuance of common stock	31	197
Net cash provided by financing activities	343	548

Increase (decrease) in cash and cash equivalents	(83)	186
Cash and cash equivalents at the beginning of the period	273	87

Cash and cash equivalents at the end of the period	190	273

Supplemental Disclosure of cash flow information
Cash paid during the period for interest	17	10

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 1 -	GENERAL

A.	Duke Robotics, Inc. (the “Company”) is a company incorporated under the laws of the state of Delaware and was formed on April 21, 2016.

The Company is the owner of 100% of the outstanding stock of Duke Airborne Systems Ltd. (“Duke” or the “Subsidiary”) (together with the Company, the “Group”) acquired on June 5, 2016, pursuant to a restructuring under common control. The Subsidiary was incorporated under the laws of the State of Israel on March 5, 2014 and commenced its operations on May 1, 2014.

The restructuring was performed such that every stockholder of Duke has tendered its stock in Duke in exchange for stock in the Company, causing Duke to become the wholly owned subsidiary of the Company. Since the above reorganization was made between companies under common control, the consolidated financial statements of the Company and the Subsidiary are presented as if the above transaction had occurred on the first day of the earliest year presented.

The financial operations overview refers to the financial information of Duke as the predecessor of the Company.

The Company is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons.

B.	Since inception, the Company has devoted substantially all its efforts to research and development. The Company is still in its development stage and the extent of the Company’s future operating losses and the timing of becoming profitable, if ever, are uncertain. The Company has incurred losses of $1,173, and $924 for the years ended December 31, 2018, and 2017, respectively, and accumulated deficit of $2,652 for the year ended December 31, 2018.

These conditions raise substantial doubt about the Company’s ability to continue to operate as a “going concern.” The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

A.	Basis for presentation:

The financial statements have been prepared in conformity with accounting principles generally accepted in United Sates of America (“GAAP”).

B.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions and share-based compensation.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Financial statement in U.S. dollars:

The functional currency of the Company is the U.S. dollar (“dollar”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Translation.”

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

Principles of consolidation:

The consolidated financial statements include the accounts of the Group. All significant intercompany balances and transactions have been eliminated on consolidation.

D.	Cash and cash equivalents:

Cash and cash equivalents consist of cash and demand deposits in banks, and other short-term liquid investments (primarily interest-bearing time deposits) with original maturities of less than three months.

E.	Property, plant and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

Rates of depreciation:

%

Computers and software	25-33
Leasehold improvements	10-15
Furniture and office equipment	7

F.	Deferred income taxes:

The Group accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Group accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2018 and 2017 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

G.	Share-based compensation:

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation” (“ASC 718”). Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as an operating expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees.”

H.	Basic and diluted net loss per share:

Basic loss per share is computed by dividing the net loss applicable to holders of common stock by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is computed by dividing the net loss applicable to holders of common stock by the weighted average number of shares of common stock outstanding plus the number of additional shares of common stock that would have been outstanding if all potentially dilutive shares of common stock had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share.” Potentially dilutive shares of common stock were excluded from the diluted loss per share calculation because they were anti-dilutive.

I.	Revenue recognition:

The Group generates revenues from long-term contracts involving the design, development, manufacture and integration of robotic stabilization platforms.

Revenues from long-term contracts are recognized using ASC 605-35, “Revenue Recognition - Construction-Type and Production-Type Contracts,” according to which revenues are recognized on the percentage-of-completion (“POC”) basis.

Sales under long-term fixed-price contracts, which provide for a substantial level of development efforts in relation to total contract efforts, are recorded using the cost-to-cost method of accounting as the basis to measure progress toward completing the contract and to recognize revenues using the POC basis. According to this method, sales and profits are recorded based on the ratio of costs incurred to estimated total costs at completion. When measuring progress toward completion, the Group may consider other factors, such as contracts’ performance obligations or the achievement of milestones.

The POC method of accounting requires management to estimate the cost and gross profit margin for each individual contract. Estimated gross profit or loss from long-term contracts may change due to differences between actual performance and original estimated forecasts.

When adjustments are required for the estimated total revenue on a contract, these changes are recognized with an inception-to-date effect in the current period. In addition, when estimates of total costs to be incurred exceed estimates of total revenue to be earned, a provision for the entire loss on the contract is recorded in the period in which the loss is determined

J.	Research and development expenses:

Research and development expenses are charged to the statement of operations as incurred.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

K.	Contingencies:

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

L.	Fair Value Measurements:

The Company measures and discloses fair value in accordance with the Financial Accounting Standards Board (“FASB”), ASC 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date

Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (cont.)

M.	New Accounting Pronouncements Adopted in Fiscal Year 2018:

The FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” and related amendments, which are jointly referred to as ASC Topic 606. This standard replaced most existing revenue recognition guidance in GAAP and requires entities to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. A performance obligation is defined as a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company adopted the provisions of this standard on January 1, 2018, using the modified retrospective method. There was no cumulative effect of initially applying the standard, nor is there any material difference in revenue for the year ended December 31, 2018, as compared with the GAAP standard that was in effect prior to January 1, 2018.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (ASU 2018-07).”  The new guidance expands the scope of ASC 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s operations, and supersedes the guidance in ASC 505-50, “Equity-Based Payments to Non Employees.” Once adopted, the fair value of awards granted to nonemployees will be determined as of the grant date and recognized, in expense, over the service period. Previous guidance required the fair value of awards granted to nonemployees to be remeasured at intervals in determining the expense to be recognized. ASU 2018-07 is effective for public business entities in annual periods beginning after December 15, 2018. The Company is currently evaluating the impact of adopting this standard on its financial statements and related disclosures, if any.

N.	New Accounting Pronouncements Adopted in Fiscal Year 2018 (cont.)

In February 2016, the FASB issued ASU No. 2016-02 (Topic 842) “Leases.” Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases.” Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. ASU No. 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. In July 2018, the FASB issued amendments to ASU 2018-11, which provide a transition election to not restate comparative periods for the effects of applying the new standard. This transition election permits entities to change the date of initial application to the beginning of the earliest comparative period presented, or retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements and related disclosures.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 3 -	OTHER CUURENT ASSETS

	As of December 31,
	2018	2017

Loans to executive officers (1)	21	20
Prepaid expenses	82	-
Government Institutions	17	14
	120	34

(1)	On November 20, 2017, the Group made available to an executive officer and a former executive officer, who are also stockholders, a loan in the amount of $10 each. The loans bear interest at a rate of approximately 3% per year. The loans, including the accumulated interest amount, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by the stockholders to the Company according to a loan agreement as stated in Note 5; or (iii) from any dividend or other distribution to be made by the Company to its shareholders. The two stockholders are entitled to repay the outstanding amount of the loan at any time.

NOTE 4 -	BANK LOANS

On February 29, 2016, Duke signed a loan agreement with an Israeli bank pursuant to which NIS 500 ($128) was provided at the closing date at a variable annual rate of 4.25%. The outstanding loan will be repaid in 60 equal installments through February 28, 2021.

The loan is collateralized by substantially all of the assets of Duke and its common stock.

On August 5, 2015, Duke obtained a loan from an Israeli bank pursuant to which NIS 250 ($65) was provided at the closing date at a variable annual rate of 3.6%. The outstanding loan will be repaid in 60 equal installments through August 15, 2020.

On November 19, 2014, Duke signed a loan agreement with an Israeli bank pursuant to which NIS 260 ($67) was provided at the closing date at a variable annual rate of 6.5%. The outstanding loan was paid off in April 2019.

NOTE 5 -	STOCKHOLDERS LOANS

Since inception, certain Company stockholders (the “Stockholders”) provided loans to the Group from time to time, as needed. Some of the Stockholders loans bear an annual fixed interest at 3% and some of the Stockholders loans bear an annual interest rate as defined in section 3(j) of the Israeli tax ordinance (the interest rate for 2018 and 2017 was 2.61% and 2.56%, respectively).

The Stockholders’ loans, including the accumulated interest amount, shall be repaid in full within 7-15 days from any capital raised by the Company or related parties of the Company, whether by a stock offering and / or loans in excess of NIS 10 million (approximately $2.5 million). Regarding changes in repayment of the Stockholders’ loans – see also Note 11.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 6 -	CONVERTIBLE LOAN

On January 25, 2018, the Company and a private investor entered into a convertible loan agreement in amount of $400, (or the “Loan”), bearing an annual interest rate of 6%. According to the terms of the Loan, in the event of a financing round, upon its consummation, the Loan (including interest) will be converted into the same class of shares of our common stock to be issued within such financing round. Under certain terms stipulated in the Loan agreement, the lender will be entitled to a 10% discount off the price per share determined under such financing round but only in the event that the pre-money valuation of the Company under such funding round will exceed $45 million.

Unless converted into shares of our common stock, the Loan will become due only in the event of insolvency or liquidation of the Company. Accordingly, the Loan was classified as debt and is measured at its fair value, pursuant to the provisions of ASC 480-10, “Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity.”

NOTE 7 -	LITIGATION

On February 14, 2018, a complaint was filed against the: (i) Company, (ii) Duke, (iii) Aphek Trading Kadosh and Razi Ltd. (“Aphek”) an Israeli corporation owned by Raziel Atuar and Amir Kadosh, and (iv) Mr. Aharon Sagiv, currently, the Chief Executive Officer and Chief Technology Officer, President and Director of the Company, by Blackhawk Laboratories (the “Plaintiff”), a U.S. based company, in the Tel Aviv District of Israel (Case No. 31727-02-18). The complaint asserts a claim for breach of contract, breach of duty, negligence and unjust enrichment with regard to a services agreement dated June 13, 2014 between the Plaintiff and Duke. The complaint asserts that Duke agreed to pay for certain services alleged to have been performed by the Plaintiff and that the Plaintiff was entitled to receive 8% of the issued and outstanding shares of common stock of, over a 12 month period from June 2014 to June 2015. The Plaintiff’s complaint seeks an order requiring either Duke to issue to the Plaintiff 8% of its issued and outstanding shares of our common stock; or alternatively for the Company to issue to the Plaintiff 4.8% of its issued and outstanding shares of our common stock; or alternatively for Aphek and Mr. Aharon Sagiv to transfer 8% of their shareholdings in the Company to the Plaintiff.

The defendants believe the Plaintiff’s complaint has no merit and they intend to vigorously defend the lawsuit. The Company does not believe the lawsuit will have a material effect on the Company as all three co-founders of the Company (Raziel Atuar, Amir Kadosh and Sagiv Aharon) have agreed to indemnify the Group for any losses resulting from the lawsuit, including taking responsibility for the issuance of any shares of the Group’s common stock in the event the Plaintiff is successful in its lawsuit.

NOTE 8 -	STOCKHOLDERS’ EQUITY

A.	Composition:

	Authorized	Issued and outstanding
	Number of shares As of December 31, 2018
Common stock of USD 0.0001 par value	50,000,000	20,165,300

	Authorized	Issued and outstanding
	Number of shares As of December 31, 2017
Common stock of USD 0.0001 par value	50,000,000	20,155,088

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 -	STOCKHOLDERS’ EQUITY (Cont.)

B.	Common stock:

The common stock confers upon the holders the right to receive notice to participate and vote in general meetings of stockholders of the Company, the right to receive dividends, if declared, and the right to participate in a distribution of surplus of assets upon liquidation of the Company.

C.	Transactions:

1.	On September 21, 2016, in connection with the Company’s Regulation A offering, the Company issued 16,667 shares of restricted stock to a consultant. According to the agreement, the shares of common stock vest in four tranches over a vesting period of one year and will be restricted for one year following their full vesting. The fair value of the services was $35, representing a price of $2.10 per share. By December 31, 2016, 4,167 shares had been vested and, as a result, for the year ended December 31, 2016, the Company recognized compensation expenses in the amount of $9 included in general and administrative expenses in the Consolidated Statements of Operations.

In April 2017 the agreement was amended and all of the then remaining unvested shares of restricted stock became fully vested. The expense related to the services received in 2017 were classified as issuance expenses and accordingly recorded in the equity.

2.	On February 15, 2017, the Company issued and sold to an investor 55,556 shares of common stock at a price per share of $2.25 for total proceeds of $125.

3.	On August 9, 2017, the Company’s Regulation A offering circular was qualified by the U.S. Securities and Exchange Commission. As of December 31, 2017, the Company had issued 82,865 shares of common stock at a price per share of $3.00 for total proceeds of $46, net of issuance and registration expenses.

4.	During the period of January 1, 2018 to August 3, 2018 (final closing of the Company’s Regulation A offering) the Company issued 10,212 shares of common stock at a price per share of $3.00 for total proceeds of $29, net of issuance and registration expenses.

5.	On June 1, 2018, the Company granted an aggregate of 200,000 shares of common stock to a consultant at a value of $3.00 per share of common stock in exchange for consulting services. The stock will be issued to the consultant over a 3 year vesting period. On June 1, 2019 the Company issued to the consultant the first tranche of 66,667 shares of common stock.

D.	Stock based compensation:

During 2017 the Company entered into consulting agreements with advisory board members, a financial consultant and an executive recruited to the position of Chief Customer Officer. According to these agreements, the Company agreed to grant the parties to these agreements options to purchase shares of common stock of the Company. The grant of the options is subject to the terms and conditions of a stock incentive plan, to be adopted by the stockholders of the Company as well as by the Company’s Board of Directors. The above excludes 1,250,000 shares of common stock which the Company intend to reserve for issuance under such stock incentive plan, yet to be adopted.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 -	STOCKHOLDERS’ EQUITY (Cont.)

D.	Stock based compensation (Cont.):

A summary of the Company’s activity related to options granted and related information is as follows:

		For the year ended December 31, 2018
	Amount of options	Weighted average exercise price
		$
Outstanding at beginning of year	650,000	2.88
Granted	345,000	2.35
Exercised
Cancelled

Outstanding at the end of year	995,000	2.70
Number of options exercisable at December 31, 2018	516,667	2.90

The aggregate intrinsic value of the awards outstanding as of December 31, 2018 is $451. These amounts represent the total intrinsic value, based on the Company’s stock price of $3 as of December 31, 2018, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

The stock options outstanding as of December 31, 2018 and 2017, have been separated into exercise prices, as follows:

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2018
$2.25	400,000	3.7	66,667
$3	595,000	3.3	450,000
	995,000	3.5	516,667

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2017
$2.25	200,000	4	33,334
$3	450,000	4	350,000
	650,000	4	383,334

Compensation expense recorded by the Company with respect to its stock-based compensation awards for the year ended December 31, 2018 and 2017 was $748 and $477, respectively and is included in general and administrative expenses in the Statements of Operations

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 -	STOCKHOLDERS’ EQUITY (Cont.)

D.	Stock based compensation (Cont.):

The fair value of the stock options is estimated using Black-Scholes options pricing model with the following weighted-average assumptions:

2017/2018
Share Price (USD)	3.00
Expected volatility	40%
Risk-free interest	2.20%
Dividend yield	0%
Expected life of up to (years)	4-5

NOTE 9 -	TAXES ON INCOME

The Group is subject to income taxes under the Israeli and U.S. tax laws:

A.	Duke was subject to an Israeli corporate tax rate of 23% in the year 2018 and 24% in the year 2017. Going forward, Duke will be subject to an Israeli corporate tax rate of 23% unless its overseas revenues exceed 25% of total revenues, in which case the effective corporate tax rate will be 16%.

B.	On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law in the U.S. The Tax Act, among other provisions, introduces changes in the U.S corporate tax rate, business related deductions and credits, and has international tax consequences for companies that operate globally. Most of the changes introduced in the Tax Act are effective beginning on January 1, 2018. As a result of the tax act the maximum statutory federal tax rate was reduced to 21% starting on January 1, 2018. The other effects of the Tax Act provisions are still being identified and evaluated by the Company.

C.	As of December 31, 2018, Duke generated net operating losses in Israel of approximately $803, which may be carried forward and offset against taxable income in the future for an indefinite period. As of December 31, 2018, the Company generated net operating tax losses in the U.S. of approximately $344 which expire at the end of 2036 and 2037 ($244 and $120 respectively).

D.	The Group is still in its development stage, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of December 31,
	2018	2017

Deferred tax assets:
Deferred taxes due to carryforward losses	426	227

Valuation allowance	(426)	(227)
Net deferred tax asset	-	-

E.	The Group has no uncertain tax positions and foreign sources of income.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 10 -	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

Composition:

	As of December 31,
	2018	2017

Management fees	-	71

Stockholders loans, net	935	906

NOTE 11 -	SUBSEQUENT EVENTS

On August 5, 2019 the Company entered into an Agreement of Principles (“Agreement of Principles”) with an investor to locate a U.S. corporation traded on the OTC or other suitable shelf corporation incorporated in the United States (“Shelf Corporation”) with the purpose to facilitate a merger or other similar transaction with, and to fund the Company in connection therewith (“Transaction”).

The Agreement of Principles sets the principles for such a Transaction, including the ratio of share exchange between the Company’s stockholders and Shelf Corporation and the terms for a convertible loan in the amount of $1 million to be made available to the Company by the investor (or a group of investors) upon closing of a Transaction (“Investor’s Loan”). The term of such Investor’s Loan will be for 12 month and will bear annual interest of 15%, and at the discretion of the Company, the term of the Investor’s Loan can be extended for an additional 12 month period. The Investor will have the option to convert the unpaid balance of the Investor’s Loan into shares of the Company’s common stock based on the lower of the following valuations: either a company value of $15 million; or the company valuation obtained at the time of the first subsequent capital raise by the Company after the Transaction. The Agreement of Principles also states that neither the Company nor Shelf Corporation will have any debt or liabilities at the closing of a Transaction other than agreed debt or liabilities, including: (a) the Company’s Stockholders’ loans in the amount of Two Hundred and Eighty Thousands dollars ($280) which shall be shall be repaid at the date upon which the Company raises at least $15 million and has earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the closing of the Transaction; and (b) debt in the amount of Four Hundred Thousands dollars ($400) to certain stockholders of the Shelf Corporation, which such debt shall be convertible to shares.

On September 1, 2019, the Company and UAS Drone Corp., a Nevada registered corporation traded on the OTC (USDR:OTCPK), entered into a non-binding term sheet that outlines the general terms and conditions upon which USDR may acquire up to 100% of the outstanding securities of the Company in exchange for the issuance to the Company shareholders’, on a pro rata basis, of 71% of the outstanding post acquisition securities of the USDR (“Merger Transaction”). The closing of the Merger Transaction is subject to a number of conditions precedent, including the parties’ negotiation and execution of a definitive agreement in accordance with the Agreement of Principles. No assurance can be given that the transactions contemplated by the term sheet will be completed.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2019

DUKE ROBOTICS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page

Condensed Consolidated Balance sheets as of September 30, 2019 (unaudited) and December 31, 2018	3
Condensed Consolidated Statements of Comprehensive Loss for nine months and three months ended September 30, 2019 and 2018 (unaudited)	4
Condensed Consolidated Statements of Stockholders’ Equity for the period of nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018	5
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018 (unaudited)	6
Notes to unaudited condensed consolidated financial statements	7 – 10

 The Board of Directors and Shareholders of Duke Robotics Inc.

Review of Unaudited Condensed Consolidated Financial Statements

for the nine months period ended September 30, 2019

We have reviewed the accompanying condensed consolidated balance sheet of Duke Robotics Inc. and its subsidiary (the “Company”) as of September 30, 2019 and the condensed consolidated statements of operations, changes in shareholders’ deficiency and cash flows for the nine and three months period then ended.

This condensed financial information is the responsibility of the company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with US generally accepted accounting principles.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the condensed consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of September 30, 2019, the Company has incurred accumulated deficit of $3,416 thousands and negative operating cash flows. These factor among others, as discussed in Note 1B to the condensed consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1B to the condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

December 26, 2019

We have served as the Company’s auditor since 2019

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il

Duke Robotics, Inc. and its Subsidiary

Condensed Consolidated Balance Sheets

USD in thousands

	As of September 30,	As of December 31,
	2019	2018
	(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	55	190
Account receivables	38	-
Other current assets	28	120
Total current assets	121	310

Property and Equipment, net	17	19

TOTAL ASSETS	138	329

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Current maturities of long term bank loans	25	34
Accounts payable	110	49
Other accounts liabilities	53	23
Stockholders loans (Note 4)	718	954
Convertible loan	443	425
Total current liabilities	1,349	1,485

Long term liabilities
Stockholders loans (Note 4)	280	-
Bank loans	18	32
Total long term liabilities	298	32

TOTAL LIABILITIES	1,647	1,517

Stockholders’ deficiency
Common stock of $0.0001 par value	2	2
Additional paid in capital	1,905	1,462
Accumulated deficit	(3,416)	(2,652)
Total stockholders’ deficiency	(1,509)	(1,188)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	138	329

/s/ Yariv Alroy	/s/ Sagiv Aharon
Yariv Alroy Chairman of the Board	Sagiv Aharon Chief Executive Officer

Date of approval of the financial statements: December 26, 2019.

The accompanying notes are an integral part of the condensed consolidated financial statements.

Duke Robotics, Inc. and its Subsidiary

Condensed Consolidated Statements of Operations (Unaudited)

USD in thousands, except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues	112	-	112	115
Cost of revenues	(105)	-	(105)	(82)
Gross profit	7	-	7	33

Research and development	(5)	(47)	(58)	(101)
General and administrative	(175)	(483)	(632)	(756)
Total operating expenses	(180)	(530)	(690)	(857)

Operating loss	(173)	(530)	(683)	(824)

Financial expenses, net	(27)	(70)	(81)	(108)

Loss for the period	(200)	(600)	(764)	(932)

Loss per share:
Basic and diluted net loss per share	(0.01)	(0.03)	(0.04)	(0.05)

Weighted average number of common stock:
Basic and diluted	20,231,967	20,165,300	20,230,505	20,163,229

The accompanying notes are an integral part of the condensed consolidated financial statements.

Duke Robotics, Inc. and its Subsidiary

Condensed Statements of Changes in Stockholders’ Deficiency (Unaudited)

USD in thousands, except share data

	Common Stock			Additional paid in capital	Accumulated deficit	Total stockholder’s deficiency
	Number	Amount

Balance as of December 31, 2017	20,155,088	2		683	(1,479)	(794)

Changes during 2018:
Issuance of common stock	10,212	(*	)	31	-	31
Stock based compensation	-	-		748	-	748
Loss for the year	-	-		-	(1,173)	(1,173)
Balance as of December, 31 2018	20,165,300	2		1,462	(2,652)	(1,188)

Changes during 2019:
Stock based compensation	66,667	(*	)	443	-	443
Loss for the period	-	-		-	(764)	(764)
Balance as of September 30, 2019	20,231,967	2		1,905	(3,416)	(1,509)

* Less than 1 USD (in thousands)

The accompanying notes are an integral part of the condensed consolidated financial statements.

Duke Robotics, Inc. and its Subsidiary

Condensed Consolidated Statements of Cash Flows (Unaudited)

USD in thousands

	Nine months ended September 30,
	2019	2018

Net cash used in operating activities
Loss for the per	(764)	(932)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	2	4
Change in fair value of convertible loan	-	44
Finance expenses	62	51
Share based payment expenses	443	543
Decrease (increase) accounts receivables	(38)	5
Decrease (increase) in other current assets	92	(3)
Increase in accounts payable	61	17
Increase (decrease) in other accounts liabilities	30	(38)
	652	623

Net cash used in operating activities	(112)	(309)

Cash flows from investing activities:
Purchase of fixed assets	-	(4)

Net cash used in investing activities	-	(4)

Cash flows from financing activities:
Issuance of convertible loan	-	400
Repayment of bank loans	(23)	(81)
Issuance of common stock	-	31

Net cash provided by (used in) financing activities	(23)	350

Increase in cash and cash equivalents	(135)	(37)
Cash and cash equivalents at the beginning of the period	190	273

Cash and cash equivalents at the end of the period	55	310

The accompanying notes are an integral part of the condensed consolidated financial statements.

Duke Robotics, Inc. and its Subsidiary

Notes to the condensed consolidated financial statements (unaudited)

USD in thousands, except share and per share data

NOTE 1 -	GENERAL

A.	Duke Robotics, Inc. (the “Company”) is a company incorporated under the laws of the state of Delaware and was formed on April 21, 2016.

The Company is the owner of 100% of the outstanding stock of Duke Airborne Systems Ltd. (“Duke” or the “Subsidiary”) (together with the Company, the “Group”) acquired on June 5, 2016, pursuant to a restructuring under common control. The Subsidiary was incorporated under the laws of the State of Israel on March 5, 2014 and commenced its operations on May 1, 2014.

The restructuring was performed in June 5, 2016, such that every stockholder of Duke has tendered its stock in Duke in exchange for stock in the Company, causing Duke to become the wholly owned subsidiary of the Company. Since the above reorganization was made between companies under common control, the consolidated financial statements of the Company and the Subsidiary are presented as if the above transaction had occurred on the first day of the earliest year presented.

The financial operations overview refers to the financial information of Duke as the predecessor of the Company.

The Company is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons.

B.	Since inception, the Company has devoted substantially all its efforts to research and development. The Company is still in its development stage and the extent of the Company’s future operating losses and the timing of becoming profitable, if ever, are uncertain. The Company has incurred losses of $764 for the nine months ended September 30, 2019 and accumulated deficit of $3,416.

These conditions raise substantial doubt about the Company’s ability to continue to operate as a “going concern”. The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiary, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q. In the opinion of management, although the financial statements presented herein have not been audited by an independent registered public accounting firm, such financial statements include all material adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial condition, results of operations and cash flows for the for nine months ended September 30, 2019. However, these results are not necessarily indicative of results for any other interim period or for the year ended December 31, 2019. The preparation of financial statements in conformity with GAAP requires the Company to make certain estimates and assumptions for the reporting periods covered by the financial statements. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

Certain information and footnote disclosures normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2018.

Duke Robotics, Inc. and its Subsidiary

Notes to the condensed consolidated financial statements (unaudited)

USD in thousands, except share and per share data

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (Cont.)

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP. The consolidated financial statements of the Company include the Group. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions and share-based compensation.

Recent Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-13, “Fair Value Measurement (Topic 820), Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The ASU modifies the disclosure requirements for fair value measurements by removing, modifying or adding certain disclosures. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years with early adoption permitted. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326),” which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years with early adoption permitted. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” and subsequent amendments, which replaced existing lease guidance in GAAP and requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities on the balance sheet for leases greater than twelve months and disclose key information about leasing arrangements. The Company adopted the standard on January 1, 2019 using the modified retrospective method and used the effective date as our date of initial application. Financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients for transition. The Company elected the package of practical expedients under the transition guidance which permits the Company not to reassess under the new standards our prior conclusions for lease identification and lease classification on expired or existing contracts and whether initial direct costs previously capitalized would qualify for capitalization under ASC 842. The Company did not elect the hindsight practical expedient to determine the reasonably certain lease term for existing leases.

The new standard also provides practical expedients and recognition exemptions for an entity’s ongoing accounting policy elections. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities. The Company also elected the practical expedient not to separate lease and non-lease components for all of our leases.

Duke Robotics, Inc. and its Subsidiary

Notes to the condensed consolidated financial statements (unaudited)

USD in thousands, except share and per share data

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (Cont.)

Recently Adopted Accounting Pronouncements (cont.)

The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting” (“Topic 718”). The standard expands the scope of Topic 718 to include share-based payments issued to nonemployees for goods or services, simplifying the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years with early adoption permitted, including adoption in an interim period. The Company adopted this ASU on January 1, 2019. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 3 -	STOCK OPTIONS

The following table presents the Company’s stock option activity the nine months ended September 30, 2019:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2018 (*)	995,000	2.70
Granted	-	-
Exercised	-	-
Forfeited or expired	-	-
Outstanding at September 30, 2019	995,000	2.70
Number of options exercisable at September 30, 2019	661,667	2.81

The aggregate intrinsic value of the awards outstanding as of September 30, 2019 is $299. These amounts represent the total intrinsic value, based on the Company’s stock price of $3 as of September 30, 2019, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

The stock options outstanding as of September 30, 2019, have been separated into exercise prices, as follows:

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of September 30, 2019
$2.25	400,000	2.95	166,667
$3	595,000	2.55	495,000
	995,000		661,667

Compensation expense recorded by the Company in respect of its stock-based compensation awards for the period ended September 30, 2019 was $443 and are included in general and administrative expenses in the Statements of Operations

Duke Robotics, Inc. and its Subsidiary

Notes to the condensed consolidated financial statements (unaudited)

USD in thousands, except share and per share data

NOTE 4 -	EVENTS DURNING THE PERIOD

On August 5, 2019 the Company entered into an Agreement of Principles (“Agreement of Principles”) with an investor to locate a U.S. corporation traded on the OTC or other suitable shelf corporation incorporated in the United States (“Shelf Corporation”) with the purpose to facilitate a merger or other similar transaction with, and to fund the Company in connection therewith (“Transaction”).

The Agreement of Principles sets the principles for such a Transaction, including the ratio of share exchange between the Company’s stockholders and Shelf Corporation and the terms for a convertible loan in the amount of $1 million to be made available to the Company by the investor (or a group of investors) upon closing of a Transaction (“Investor’s Loan”). The term of such Investor’s Loan will be for 12 month and will bear annual interest of 15%, and at the discretion of the Company, the term of the Investor’s Loan can be extended for an additional 12 month period. The Investor will have the option to convert the unpaid balance of the Investor’s Loan into shares of the Company’s common stock based on the lower of the following valuations: either a company value of $15 million; or the company valuation obtained at the time of the first subsequent capital raise by the Company after the Transaction. The Agreement of Principles also states that neither the Company nor Shelf Corporation will have any debt or liabilities at the closing of a Transaction other than agreed debt or liabilities, including: (a) the Company’s Stockholders’ loans in the amount of Two Hundred and Eighty Thousands dollars ($280) which shall be shall be repaid at the date upon which the Company raises at least $15 million and has earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the closing of the Transaction; and (b) debt in the amount of Four Hundred Thousands dollars ($400) to certain stockholders of the Shelf Corporation, which such debt shall be convertible to shares.

On September 1, 2019, the Company and UAS Drone Corp., a Nevada registered corporation traded on the OTC (USDR:OTCPK), entered into a non-binding term sheet that outlines the general terms and conditions upon which USDR may acquire up to 100% of the outstanding securities of the Company in exchange for the issuance to the Company shareholders’, on a pro rata basis, of 71% of the outstanding post acquisition securities of the USDR (“Merger Transaction”). The closing of the Merger Transaction is subject to a number of conditions precedent, including the parties’ negotiation and execution of a definitive agreement in accordance with the Agreement of Principles. No assurance can be given that the transactions contemplated by the term sheet will be completed.